Exhibit 99.1

Press Release For immediate release

Invesco Reports Results for the Three Months Ended September 30, 2024

Investor Relations Contacts: Media Relations Contact:	Greg Ketron Jennifer Church Andrea Raphael	404-724-4299 404-439-3428 212-323-4202

Invesco Announces Third Quarter Diluted EPS of $0.12; Adjusted Diluted EPS(1) of $0.44

Atlanta, October 22, 2024 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended September 30, 2024.
•$16.5 billion of net long-term inflows for the quarter, primarily driven by ETFs and Index, Fundamental Fixed Income, and Multi-Asset/Other
•Ending AUM grew to a record high of $1.8 trillion; an increase of 4.7% from the prior quarter
•6.6% operating margin in Q3 2024 which includes a one-time non-cash acceleration of $147.6 million in expense resulting from changes to the retirement criteria for vesting of currently outstanding long-term awards; 31.6% adjusted operating margin(1)
•Continued balance sheet strength - a zero balance on our credit facility and Cash and cash equivalents of over $1 billion
•Repurchased 1.5 million common shares for $25 million during the quarter

Update from Andrew Schlossberg, President and CEO

"We continued our positive momentum in the quarter. We finished the period with record long-term AUM and $16.5B in long-term net inflows, despite ongoing market volatility across our global platform. Client engagements continue to broaden driven by our global network, diverse product suite, and improving investment results. As a result, we are pleased to report positive organic growth in all three regions, led by Asia Pacific at 9%, and across several asset classes, led by fixed income and ETFs. Importantly, we again generated positive operating leverage, and continued improvement in our operating income and margin. Our concentrated effort over the past several years to improve the balance sheet continues to pay off, putting us in position to repurchase $25 million of common stock during the quarter."

______________________________________________________________________
(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Net Flows:
Net long-term inflows were $16.5 billion for the third quarter of 2024 as compared to $16.7 billion in the second quarter.

Retail and Institutional net long-term inflows were $12.9 billion and $3.6 billion, respectively. Net long-term flows by investment capability include net long-term inflows from ETFs and Index of $17.7 billion, Fundamental Fixed Income of $5.9 billion, and Multi-Asset/Other of $0.3 billion, partially offset by net long-term outflows from Fundamental Equities of $6.3 billion, APAC Managed of $0.8 billion and Private Markets of $0.3 billion. On a geographic basis, the Americas, Asia Pacific and EMEA regions achieved net long-term inflows of $8.3 billion, $5.1 billion, and $3.1 billion, respectively.

Net market gains increased AUM in the third quarter by $49.8 billion and foreign exchange rate movements increased AUM by $16.3 billion. We had inflows of $3.5 billion from non-management fee earning products and outflows of $7.3 billion from money market funds. Ending AUM increased 4.7% and average AUM increased 4.4% during the third quarter.

Summary of net flows (in billions)	Q3-24	Q2-24	Q3-23
Active	$(0.6)	$2.3	$(10.9)
Passive	17.1	14.4	13.5
Net long-term flows	16.5	16.7	2.6
Non-management fee earning AUM	3.5	6.6	3.6
Money market	$(7.3)	4.9	(16.1)
Total net flows	$12.7	28.2	$(9.9)

Annualized long-term organic growth rate (1)	5.2%	5.6%	0.9%

(1) Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

Third Quarter Highlights:

Financial Results	Q3-24		Q2-24		Q3-24 vs. Q2-24	Q3-23		Q3-24 vs. Q3-23
U.S. GAAP Financial Measures
Operating revenues	$1,515.4	m	$1,483.3	m	2.2%	$1,442.0	m	5.1%
Operating income	$100.5	m	$206.8	m	(51.4)%	$227.7	m	(55.9)%
Operating margin	6.6%		13.9%			15.8%
Net income attributable to Invesco Ltd.	$55.0	m	$132.2	m	(58.4)%	$131.4	m	(58.1)%
Diluted EPS	$0.12		$0.29		(58.6)%	$0.29		(58.6)%

Adjusted Financial Measures (1)
Net revenues	$1,104.3	m	$1,085.8	m	1.7%	$1,098.2	m	0.6%
Adjusted operating income	$348.8	m	$335.3	m	4.0%	$309.2	m	12.8%
Adjusted operating margin	31.6%		30.9%			28.2%
Adjusted net income attributable to Invesco Ltd.	$199.8	m	$196.2	m	1.8%	$159.2	m	25.5%
Adjusted diluted EPS	$0.44		$0.43		2.3%	$0.35		25.7%

Assets Under Management
Ending AUM	$1,795.6	bn	$1,715.8	bn	4.7%	$1,487.3	bn	20.7%
Average AUM	$1,742.0	bn	$1,669.3	bn	4.4%	$1,528.7	bn	14.0%

Headcount	8,524		8,536		(0.1)%	8,603		(0.9)%
(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

U.S. GAAP Operating Results:

Third Quarter 2024 compared to Second Quarter 2024

Operating revenues and expenses: Operating revenues increased $32.1 million in the third quarter of 2024 compared to the second quarter. Investment management fees increased $34.7 million, as a result of higher average AUM and an additional day in the quarter partially offset by the shift in AUM toward lower yield products. Service and distribution fees decreased $1.3 million. Performance fees were $2.8 million for the quarter. Other revenues increased $4.6 million. Foreign exchange rate changes increased operating revenues by $8.7 million in the third quarter.

Operating expenses increased $138.4 million in the third quarter of 2024 compared to the second quarter. Third-party distribution, service and advisory costs increased $4.2 million due to an increase in pass-through fund-related service and distribution costs. Employee compensation expenses increased $173.1 million primarily due to a one-time acceleration of $147.6 million in expense resulting from changes to the retirement criteria for vesting of currently outstanding long-term awards as well as a $29.4 million increase in expense related to the mark-to-market on deferred compensation liabilities. General and administrative expenses decreased $39.6 million primarily due to a $50.0 million liability recorded in the second quarter related to regulatory matters which was partially offset by higher professional fees in the third quarter. Foreign exchange rate changes increased operating expenses by $8.9 million in the third quarter.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was a gain of $2.1 million, earned primarily from our China joint venture, partially offset by losses on our private markets investments. Interest and dividend income was $10.9 million. Other gains and losses were a net gain of $28.3 million, driven by market value changes on deferred compensation and seed capital investments. Other income/(expense) of consolidated investment products (CIP) was a gain of $16.7 million, primarily driven by net interest income and market gains and losses on the underlying investments held by the funds.

The effective tax rate was 28.6% in the third quarter of 2024 as compared to 24.6% in the second quarter. The increase in the effective tax rate in the third quarter of 2024 was primarily due to an increase in non-deductible executive compensation related to the one-time acceleration of compensation expense for long-term awards and the unfavorable impact of the decrease in net income attributable to non-controlling interests in consolidated entities.

Diluted earnings per common share: Diluted earnings per common share was $0.12 for the third quarter of 2024.

Third Quarter 2024 compared to Third Quarter 2023

Operating revenues and expenses: Operating revenues increased $73.4 million in the third quarter of 2024 compared to the third quarter of 2023. Investment management fees increased $59.2 million as a result of higher average AUM partially offset by the shift in AUM toward lower yield products. Service and distribution fees increased $6.8 million due to higher average AUM. Other revenues increased $6.6 million primarily resulting from higher transaction fees.

Operating expenses increased $200.6 million in the third quarter of 2024 compared to the third quarter of 2023. Third-party distribution, service and advisory costs increased $51.4 million due to higher AUM. Employee compensation expenses increased $146.9 million primarily due to the previously noted one-time acceleration of expense for currently outstanding long-term awards of $147.6 million and an increase of $43.3 million in expense related to the mark-to-market on deferred compensation liabilities. The increase was partially offset by lower costs related to organizational changes of $36.1 million and lower staff and variable compensation costs of $6.8 million. Property, office and technology costs increased $7.9 million primarily due to higher software costs. General and administrative expenses decreased $5.2 million.

The effective tax rate was 28.6% in the third quarter of 2024 as compared to 26.7% in the third quarter of 2023. The increase in the effective tax rate in the third quarter of 2024 was primarily due to an increase in non-deductible executive compensation related to the one-time acceleration of compensation expense for long-term awards.

Adjusted(1) Operating Results:

Third Quarter 2024 compared to Second Quarter 2024

Net revenues and adjusted operating expenses: Net revenues in the third quarter increased $18.5 million compared to the second quarter primarily due to higher average AUM and an additional day in the quarter partially offset by the shift in AUM toward lower yield products and lower performance fees. Foreign exchange rate changes increased operating revenues by $7.6 million in the third quarter.

After allowing for foreign exchange rate changes, Adjusted operating expenses in the third quarter decreased $1.1 million compared to the second quarter. Employee compensation expenses decreased primarily due to lower costs related to organizational changes and staff costs which were partially offset by an increase in General and administrative expense due to higher professional fees.

Adjusted operating income increased $13.5 million in the third quarter compared to the second quarter. Adjusted operating margin increased to 31.6% from 30.9%.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was a loss of $6.0 million. Interest and dividend income was $13.6 million. Other gains and losses were a net gain of $7.7 million.

The adjusted effective tax rate was 21.8% in the third quarter as compared to 22.1% in the second quarter.

Adjusted diluted earnings per common share was $0.44 for the third quarter.

Third Quarter 2024 compared to Third Quarter 2023

Net revenues and adjusted operating expenses: Net revenues in the third quarter of 2024 increased $6.1 million compared to the third quarter of 2023, primarily driven by higher average AUM partially offset by the shift in AUM toward lower yield products.

Adjusted operating expenses in the third quarter of 2024 decreased $33.5 million compared to the third quarter of 2023, primarily due to lower Employee compensation expenses related to organizational changes which were partially offset by higher Property, office and technology costs due to higher software costs.

Adjusted operating income increased $39.6 million in the third quarter of 2024 compared to the third quarter of 2023. Adjusted operating margin increased to 31.6% from 28.2% for the third quarter of 2023.

The adjusted effective tax rate was 21.8% in the third quarter of 2024 as compared to 23.6% in the third quarter of 2023. The decrease in the effective tax rate was primarily due to a decrease in withholding taxes in certain jurisdictions.
___________________________________________________________________________________
(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:

Cash and cash equivalents: $1,044.9 million at September 30, 2024 ($878.5 million as of June 30, 2024).

Debt: $890.3 million at September 30, 2024 ($890.1 million at June 30, 2024). The credit facility balance was zero as of September 30, 2024 and June 30, 2024.

Common share repurchases: During the third quarter of 2024, the company repurchased 1.5 million common shares for $25 million in the open market.

Common shares outstanding (end of period): 449.4 million

Diluted common shares outstanding (end of period): 455.1 million

Dividends paid: $95.3 million (common); $59.2 million (preferred)

Common dividends declared: The company is announcing a third quarter cash dividend of $0.205 per share to holders of common shares. The dividend is payable on December 3, 2024, to common shareholders of record at the close of business on November 14, 2024, with an ex-dividend date of November 14, 2024.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from September 1, 2024 through November 30, 2024. The preferred dividend is payable on December 2, 2024.

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. With offices in more than 20 countries, Invesco managed $1.8 trillion in assets on behalf of clients worldwide as of September 30, 2024. For more information, visit invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, October 22, 2024, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Thursday, November 7, 2024 by calling 1-866-361-4757 for U.S. and Canadian callers or 1-203-369-0183 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow, capital expenditures, and assets under management and could differ materially from events that actually occur in the future due to known and unknown risks and other important factors, including, but not limited to, industry or market conditions, geopolitical events and pandemics or health crises and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. None of this information should be considered in isolation from, or as a substitute for, historical financial statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-24	Q2-24	% Change	Q3-23	% Change
Operating revenues:
Investment management fees	$1,100.5	$1,065.8	3.3%	$1,041.3	5.7%
Service and distribution fees	360.3	361.6	(0.4)%	353.5	1.9%
Performance fees	2.8	8.7	(67.8)%	2.0	40.0%
Other	51.8	47.2	9.7%	45.2	14.6%
Total operating revenues	1,515.4	1,483.3	2.2%	1,442.0	5.1%
Operating expenses:
Third-party distribution, service and advisory	499.6	495.4	0.8%	448.2	11.5%
Employee compensation	625.4	452.3	38.3%	478.5	30.7%
Marketing (1)	18.9	20.6	(8.3)%	19.2	(1.6)%
Property, office and technology (1)	119.0	116.4	2.2%	111.1	7.1%
General and administrative (1)	140.8	180.4	(22.0)%	146.0	(3.6)%
Amortization of intangible assets	11.2	11.4	(1.8)%	11.3	(0.9)%
Total operating expenses	1,414.9	1,276.5	10.8%	1,214.3	16.5%
Operating income	100.5	206.8	(51.4)%	227.7	(55.9)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	2.1	13.9	(84.9)%	16.9	(87.6)%
Interest and dividend income	10.9	11.0	(0.9)%	10.8	0.9%
Interest expense	(13.4)	(16.3)	(17.8)%	(17.3)	(22.5)%
Other gains/(losses), net	28.3	3.6	686.1%	(23.3)	N/A
Other income/(expense) of CIP, net	16.7	40.9	(59.2)%	15.2	9.9%
Income before income taxes	145.1	259.9	(44.2)%	230.0	(36.9)%
Income tax provision	(41.5)	(64.0)	(35.2)%	(61.3)	(32.3)%
Net income	103.6	195.9	(47.1)%	168.7	(38.6)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	10.6	(4.5)	N/A	21.9	(51.6)%
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(59.2)	—%
Net income attributable to Invesco Ltd.	$55.0	$132.2	(58.4)%	$131.4	(58.1)%

Earnings per common share:
---basic	$0.12	$0.29	(58.6)%	$0.29	(58.6)%
---diluted	$0.12	$0.29	(58.6)%	$0.29	(58.6)%

Average common shares outstanding:
---basic	454.9	455.5	(0.1)%	451.7	0.7%
---diluted	455.6	456.1	(0.1)%	453.1	0.6%

(1) The 2023 comparative period presented reflects the reclassification of certain operating expenses to align with current period presentation. The reclassification had no impact on our reported Operating revenues, Operating income, Net income, or any internal performance measure on which management is compensated.

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: Net revenues (and by calculation, Net revenue yield on AUM), Adjusted operating income, Adjusted operating margin, Adjusted net income attributable to Invesco Ltd., and Adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts. The most directly comparable U.S. GAAP measures are Operating revenues (and by calculation, gross revenue yield on AUM), Operating income, Operating margin, Net income attributable to Invesco Ltd., and Diluted EPS.

The following are reconciliations of Operating revenues, Operating income (and by calculation, operating margin), and Net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of Net revenues, Adjusted operating income (and by calculation, Adjusted operating margin), and Adjusted net income attributable to Invesco Ltd. (and by calculation, Adjusted diluted EPS). In addition, a reconciliation of Adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP Operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

(in millions)	Q3-24	Q2-24	Q3-23
Operating revenues, U.S. GAAP basis	$1,515.4	$1,483.3	$1,442.0
Revenue Adjustments (1)
Investment management fees	(207.0)	(203.8)	(193.7)
Service and distribution fees	(252.0)	(253.5)	(219.2)
Other	(40.6)	(38.1)	(35.3)
Total Revenue Adjustments	$(499.6)	$(495.4)	$(448.2)
Invesco Great Wall (2)	76.9	86.1	90.7
CIP (3)	11.6	11.8	13.7
Net revenues	$1,104.3	$1,085.8	$1,098.2

Reconciliation of Operating income to Adjusted operating income:

(in millions)	Q3-24	Q2-24	Q3-23
Operating income, U.S. GAAP basis	$100.5	$206.8	$227.7
Invesco Great Wall (2)	37.6	44.3	52.1
CIP (3)	15.3	15.7	24.7
Amortization of intangible assets (4)	11.2	11.4	11.3
Compensation expense related to market valuation changes in deferred compensation plans (5)	36.6	7.1	(6.6)
One-time acceleration of compensation expense for currently outstanding long-term awards (6)	147.6	—	—
General and administrative (7)	—	50.0	—
Adjusted operating income	$348.8	$335.3	$309.2

Operating margin (8)	6.6%	13.9%	15.8%
Adjusted operating margin (9)	31.6%	30.9%	28.2%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

(in millions)	Q3-24	Q2-24	Q3-23
Net income attributable to Invesco Ltd., U.S. GAAP basis	$55.0	132.2	$131.4
Adjustments (excluding tax):
Amortization of intangible assets (4)	11.2	11.4	11.3
Deferred compensation net market valuation changes (5)	10.2	5.3	15.9
One-time acceleration of compensation expense for currently outstanding long-term awards (6)	147.6	—	—
General and administrative (7)	—	50.0	—
Total adjustments excluding tax	$169.0	$66.7	$27.2
Tax adjustment for amortization of intangible assets and goodwill (10)	4.5	4.4	4.4
Other tax effects of adjustments above	(28.7)	(7.1)	(3.8)
Adjusted net income attributable to Invesco Ltd.	$199.8	$196.2	$159.2

Average common shares outstanding - diluted	455.6	456.1	453.1
Diluted EPS	$0.12	$0.29	$0.29
Adjusted diluted EPS (11)	$0.44	$0.43	$0.35

Reconciliation of Operating expenses to Adjusted operating expenses:

(in millions)	Q3-24	Q2-24	Q3-23
Operating expenses, U.S. GAAP basis	$1,414.9	$1,276.5	$1,214.3
Invesco Great Wall (2)	39.3	41.8	38.6
Third-party distribution, service and advisory expenses	(499.6)	(495.4)	(448.2)
CIP (3)	(3.7)	(3.9)	(11.0)
Amortization of intangible assets (4)	(11.2)	(11.4)	(11.3)
Compensation expense related to market valuation changes in deferred compensation plans (5)	(36.6)	(7.1)	6.6
One-time acceleration of compensation expense for currently outstanding long-term awards (6)	(147.6)	—	—
General and administrative (7)	—	(50.0)	—
Adjusted operating expenses	$755.5	$750.5	$789.0

Employee compensation, U.S. GAAP basis	$625.4	$452.3	$478.5
Invesco Great Wall (2)	28.7	30.8	28.8
Compensation expense related to market valuation changes in deferred compensation plans (5)	(36.6)	(7.1)	6.6
One-time acceleration of compensation expense for currently outstanding long-term awards (6)	$(147.6)	$—	$—
Adjusted employee compensation	$469.9	$476.0	$513.9

Marketing, U.S. GAAP basis (12)	$18.9	$20.6	$19.2
Invesco Great Wall (2)(12)	2.0	2.2	1.9
Adjusted marketing (12)	$20.9	$22.8	$21.1

Property, office and technology, U.S. GAAP basis (12)	$119.0	$116.4	$111.1
Invesco Great Wall (2)(12)	4.3	4.5	4.0
Adjusted property, office and technology (12)	$123.3	$120.9	$115.1

General and administrative, U.S. GAAP basis (12)	$140.8	$180.4	$146.0
Invesco Great Wall (2)(12)	4.3	4.3	3.9
CIP (3)	(3.7)	(3.9)	(11.0)
Regulatory matters (7)	—	(50.0)	—
Adjusted general and administrative (12)	$141.4	$130.8	$138.9

Amortization of intangible assets, U.S. GAAP basis	$11.2	$11.4	$11.3
Amortization of intangible assets (4)	(11.2)	(11.4)	(11.3)
Adjusted amortization of intangible assets	$—	$—	$—

(1) Revenue adjustments: The company calculates Net revenues by reducing Operating revenues to exclude fees that are passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. The Net revenue presentation assists in identifying the revenue contribution generated by the company, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates Net revenue yield on AUM, which is equal to Net revenues divided by Average AUM during the reporting period, as an indicator of the basis point Net revenues we receive for each dollar of AUM we manage.
    Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other revenues are primarily adjusted by transaction fees passed through to third parties.
(2) Invesco Great Wall: The company reflects 100% of Invesco Great Wall in its Net revenues and Adjusted operating income (and by calculation, Adjusted operating margin). The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to the 51% noncontrolling interests.
(3) CIP: The company believes that the CIP may impact a reader’s analysis of our underlying results of operations and could result in investor confusion or the production of information about the company by analysts or external credit rating agencies that is not reflective of the underlying results of operations and financial condition of the company. Accordingly, the company believes that it is appropriate to adjust Operating revenues and Operating income for the impact of CIP in calculating the respective Net revenues and Adjusted operating income (and by calculation, Adjusted operating margin).
(4)    Amortization of intangible assets: The company removes amortization related to acquired assets in arriving at Adjusted operating income, Adjusted operating margin and Adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition-related charges.
(5)     Market movement on deferred compensation plan liabilities: Certain deferred compensation plan awards involve a return to the employee linked to the appreciation (depreciation) of specified investments. The company economically hedges the exposure to market movements for these investments. Since these plans are economically hedged, the company believes it is useful to reflect the offset ultimately achieved from hedging the market exposure in the calculation of Adjusted operating income (and by calculation, Adjusted operating margin) and Adjusted net income (and by calculation, Adjusted diluted EPS) to produce results that will be more comparable period to period.
(6)    One-time acceleration of compensation expense for currently outstanding long-term awards: In the third quarter of 2024, the company recorded a one-time non-cash acceleration of $147.6 million in expense resulting from changes to the retirement criteria for vesting of currently outstanding long-term awards. Due to the non-recurring nature of this item, the company removed this expense in arriving at Adjusted operating income, Adjusted operating margin and Adjusted diluted EPS as this will aid comparability of our results period to period.
(7) General and administrative: The company recorded a $50.0 million liability in the second quarter of 2024 related to regulatory matters. Due to the non-recurring nature of these items, the company removed the expense in arriving at Adjusted operating income, Adjusted operating margin and Adjusted diluted EPS as this will aid comparability of our results period to period.
(8) Operating margin is equal to Operating income divided by Operating revenues.
(9) Adjusted operating margin is equal to Adjusted operating income divided by Net revenues.
(10) Tax adjustment for amortization of intangible assets and goodwill: The company reflects the tax benefit realized on the tax amortization of goodwill and intangibles in Adjusted net income. The company believes it is useful to include this tax benefit in arriving at the Adjusted diluted EPS measure.
(11) Adjusted diluted EPS is equal to Adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding.
(12) The 2023 comparative period presented reflects the reclassification of certain operating expenses to align with current period presentation. The reclassification had no impact on our reported Net revenues, Adjusted Operating income, Adjusted Net income, or any internal performance measure on which management is compensated.

Invesco Ltd.
Assets Under Management

	Three Months Ended				Nine Months Ended
(in billions)	September 30, 2024	June 30, 2024	% Change	September 30, 2023	September 30, 2024	September 30, 2023	% Change
Beginning Assets	$1,715.8	$1,662.7	3.2%	$1,538.2	$1,585.3	$1,409.2	12.5%
Long-term inflows	107.2	97.8	9.6%	67.4	285.3	218.1	30.8%
Long-term outflows	(90.7)	(81.1)	11.8%	(64.8)	(245.8)	(214.6)	14.5%
Net long-term flows	16.5	16.7	(1.2)%	2.6	39.5	3.5	1,028.6%
Net flows in non-management fee earning AUM (a)	3.5	6.6	(47.0)%	3.6	19.6	3.1	532.3%
Net flows in money market funds	(7.3)	4.9	N/A	(16.1)	(1.7)	7.0	N/A
Total net flows	12.7	28.2	(55.0)%	(9.9)	57.4	13.6	322.1%
Reinvested distributions	1.0	1.4	(28.6)%	1.1	3.5	3.1	12.9%
Market gains and losses	49.8	27.4	81.8%	(34.2)	145.2	74.2	95.7%
Dispositions	—	—	N/A	(1.4)	—	(1.4)	N/A
Foreign currency translation	16.3	(3.9)	N/A	(6.5)	4.2	(11.4)	N/A
Ending Assets	$1,795.6	$1,715.8	4.7%	$1,487.3	$1,795.6	$1,487.3	20.7%

Ending long-term AUM	$1,298.5	$1,221.7	6.3%	$1,070.5	$1,298.5	$1,070.5	21.3%
Average long-term AUM	$1,257.2	$1,200.5	4.7%	$1,101.0	$1,207.3	$1,090.0	10.8%
Average AUM	$1,742.0	$1,669.3	4.4%	$1,528.7	$1,674.8	$1,495.5	12.0%
Average QQQ AUM	$288.1	$263.8	9.2%	$203.4	$266.0	$180.1	47.7%

Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
By investment approach: (in billions)	Active(c)	Passive(c)	Active(c)	Passive(c)
Beginning Assets	$1,003.3	$712.5	$985.3	$600.0
Long-term inflows	49.3	57.9	141.4	143.9
Long-term outflows	(49.9)	(40.8)	(146.8)	(99.0)
Net long-term flows	(0.6)	17.1	(5.4)	44.9
Net flows in non-management fee earning AUM (a)	—	3.5	—	19.6
Net flows in money market funds	(7.3)	—	(1.7)	—
Total net flows	(7.9)	20.6	(7.1)	64.5
Reinvested distributions	1.0	—	3.5	—
Market gains and losses	21.6	28.2	$47.0	$98.2
Foreign currency translation	14.3	2.0	$3.6	$0.6
Ending Assets	$1,032.3	$763.3	$1,032.3	$763.3

Average AUM	$1,007.4	$734.6	$994.3	$680.5

Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$1,161.5	$554.3	$1,042.0	$543.3
Long-term inflows	82.4	24.8	216.1	69.2
Long-term outflows	(69.5)	(21.2)	(184.5)	(61.3)
Net long-term flows	12.9	3.6	31.6	7.9
Net flows in non-management fee earning AUM (a)	2.7	0.8	18.4	1.2
Net flows in money market funds	0.1	(7.4)	0.7	(2.4)
Total net flows	15.7	(3.0)	50.7	6.7
Reinvested distributions	1.0	—	3.5	—
Market gains and losses	43.1	6.7	129.1	16.1
Foreign currency translation	5.9	10.4	1.9	2.3
Ending Assets	$1,227.2	$568.4	$1,227.2	$568.4

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management (continued)

Three Months Ended September 30, 2024				Nine Months Ended September 30, 2024
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$1,235.8	$245.4	$234.6	$1,133.9	$235.5	$215.9
Long-term inflows	60.2	26.0	21.0	150.0	77.1	58.2
Long-term outflows	(51.9)	(20.9)	(17.9)	(137.1)	(58.5)	(50.2)
Net long-term flows	8.3	5.1	3.1	12.9	18.6	8.0
Net flows in non-management fee earning AUM (a)	2.1	0.5	0.9	18.1	(0.3)	1.8
Net flows in money market funds	(7.8)	0.7	(0.2)	(1.5)	0.2	(0.4)
Total net flows	2.6	6.3	3.8	29.5	18.5	9.4
Reinvested distributions	1.0	—	—	3.4	—	0.1
Market gains and losses	35.4	3.7	10.7	108.8	11.3	25.1
Foreign currency translation	0.5	11.2	4.6	(0.3)	1.3	3.2
Ending Assets	$1,275.3	$266.6	$253.7	$1,275.3	$266.6	$253.7

	Three Months Ended September 30, 2024
By investment capability (b): (in billions)	ETFs and Index (c)	Fundamental Fixed Income (d)	Fundamental Equities (e)	Private Markets (f)	APAC Managed (g)	Multi-Asset/Other (h)	Global Liquidity (i)	QQQ (j)
Beginning Assets	$415.1	$272.6	$268.8	$129.1	$112.4	$59.6	$171.6	$286.6
Long-term inflows	53.2	19.5	8.5	6.5	16.6	2.9	—	—
Long-term outflows	(35.5)	(13.6)	(14.8)	(6.8)	(17.4)	(2.6)	—	—
Net long-term flows	17.7	5.9	(6.3)	(0.3)	(0.8)	0.3	—	—
Net flows in non-management fee earning AUM (a)	—	—	—	—	—	0.6	—	2.9
Net flows in money market funds	—	—	—	—	0.6	—	(7.9)	—
Total net flows	17.7	5.9	(6.3)	(0.3)	(0.2)	0.9	(7.9)	2.9
Reinvested distributions	—	0.5	0.2	0.2	—	—	0.1	—
Market gains and losses	23.2	5.9	12.8	(0.3)	1.5	1.3	0.1	5.3
Foreign currency translation	1.6	5.6	3.0	1.1	3.5	1.3	0.2	—
Ending Assets	$457.6	$290.5	$278.5	$129.8	$117.2	$63.1	$164.1	$294.8

Average AUM	$436.1	$282.5	$271.0	$129.4	$113.4	$61.7	$159.8	$288.1

	Nine Months Ended September 30, 2024
By investment capability (b): (in billions)	ETFs and Index (c)	Fundamental Fixed Income (d)	Fundamental Equities (e)	Private Markets (f)	APAC Managed (g)	Multi-Asset/Other (h)	Global Liquidity (i)	QQQ (j)
Beginning Assets	$362.1	$272.6	$260.5	$129.7	$108.0	$57.4	$165.0	$230.0
Long-term inflows	129.6	51.7	25.9	16.9	53.6	7.6	—	—
Long-term outflows	(87.9)	(43.1)	(44.1)	(13.6)	(48.5)	(8.6)	—	—
Net long-term flows	41.7	8.6	(18.2)	3.3	5.1	(1.0)	—	—
Net flows in non-management fee earning AUM (a)	—	—	—	—	—	0.8	—	18.8
Net flows in money market funds	—	—	—	—	—	—	(1.7)	—
Total net flows	41.7	8.6	(18.2)	3.3	5.1	(0.2)	(1.7)	18.8
Reinvested distributions	—	1.5	1.0	0.6	—	0.1	0.3	—
Market gains and losses	53.2	7.2	34.0	(4.0)	3.1	5.3	0.4	46.0
Foreign currency translation	0.6	0.6	1.2	0.2	1.0	0.5	0.1	—
Ending Assets	$457.6	$290.5	$278.5	$129.8	$117.2	$63.1	$164.1	$294.8

Average AUM	$405.0	$274.4	$267.5	$128.0	$110.1	$59.7	$164.1	$266.0

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Active (k)

	Three Months Ended				Nine Months Ended
(in billions)	September 30, 2024	June 30, 2024	% Change	September 30, 2023	September 30, 2024	September 30, 2023	% Change
Beginning Assets	$1,003.3	$995.7	0.8%	$1,016.6	$985.3	$976.2	0.9%
Long-term inflows	49.3	49.7	(0.8)%	36.0	141.4	123.0	15.0%
Long-term outflows	(49.9)	(47.4)	5.3%	(46.9)	(146.8)	(144.8)	1.4%
Net long-term flows	(0.6)	2.3	N/A	(10.9)	(5.4)	(21.8)	(75.2)%
Net flows in money market funds	(7.3)	4.9	N/A	(16.1)	(1.7)	7.0	N/A
Total net flows	(7.9)	7.2	N/A	(27.0)	(7.1)	(14.8)	(52.0)%
Reinvested distributions	1.0	1.4	(28.6)%	1.1	3.5	3.1	12.9%
Market gains and losses	21.6	2.9	644.8%	(17.7)	47.0	13.1	258.8%
Dispositions	—	—	N/A	(1.4)	—	(1.4)	N/A
Foreign currency translation	14.3	(3.9)	N/A	(5.5)	3.6	(10.1)	N/A
Ending Assets	$1,032.3	$1,003.3	2.9%	$966.1	$1,032.3	$966.1	6.9%

Average long-term AUM	$820.4	$798.9	2.7%	$780.3	$802.4	$785.6	2.1%
Average AUM	$1,007.4	$994.6	1.3%	$994.5	$994.3	$1,000.9	(0.7)%

Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$513.2	$490.1	$501.5	$483.8
Long-term inflows	27.6	21.7	80.3	61.1
Long-term outflows	(31.2)	(18.7)	(94.0)	(52.8)
Net long-term flows	(3.6)	3.0	(13.7)	8.3
Net flows in money market funds	0.1	(7.4)	0.7	(2.4)
Total net flows	(3.5)	(4.4)	(13.0)	5.9
Reinvested distributions	1.0	—	3.5	—
Market gains and losses	18.2	3.4	40.1	6.9
Foreign currency translation	5.0	9.3	1.8	1.8
Ending Assets	$533.9	$498.4	$533.9	$498.4

Three Months Ended September 30, 2024				Nine Months Ended September 30, 2024
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$684.8	$197.1	$121.4	$671.4	$192.0	$121.9
Long-term inflows	23.3	20.2	5.8	62.3	60.9	18.2
Long-term outflows	(26.3)	(17.2)	(6.4)	(80.2)	(45.9)	(20.7)
Net long-term flows	(3.0)	3.0	(0.6)	(17.9)	15.0	(2.5)
Net flows in money market funds	(7.8)	0.7	(0.2)	(1.5)	0.2	(0.4)
Total net flows	(10.8)	3.7	(0.8)	(19.4)	15.2	(2.9)
Reinvested distributions	1.0	—	—	3.4	—	0.1
Market gains and losses	16.1	1.6	3.9	36.3	4.2	6.5
Foreign currency translation	0.4	9.8	4.1	(0.2)	0.8	3.0
Ending Assets	$691.5	$212.2	$128.6	$691.5	$212.2	$128.6

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Passive (k)

	Three Months Ended				Nine Months Ended
(in billions)	September 30, 2024	June 30, 2024	% Change	September 30, 2023	September 30, 2024	September 30, 2023	% Change
Beginning Assets	$712.5	$667.0	6.8%	$521.6	$600.0	$433.0	38.6%
Long-term inflows	57.9	48.1	20.4%	31.4	143.9	95.1	51.3%
Long-term outflows	(40.8)	(33.7)	21.1%	(17.9)	(99.0)	(69.8)	41.8%
Net long-term flows	17.1	14.4	18.8%	13.5	44.9	25.3	77.5%
Net flows in non-management fee earning AUM (a)	3.5	6.6	(47.0)%	3.6	19.6	3.1	532.3%
Total net flows	20.6	21.0	(1.9)%	17.1	64.5	28.4	127.1%
Market gains and losses	28.2	24.5	15.1%	(16.5)	98.2	61.1	60.7%
Foreign currency translation	2.0	—	N/A	(1.0)	0.6	(1.3)	N/A
Ending Assets	$763.3	$712.5	7.1%	$521.2	$763.3	$521.2	46.5%

Average long-term AUM	$436.8	$401.6	8.8%	$320.7	$404.9	$304.4	33.0%
Average AUM	$734.6	$674.7	8.9%	$534.2	$680.5	$494.7	37.6%
Average QQQ AUM	$288.1	$263.8	9.2%	$203.4	$266.0	$180.1	47.7%

Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$648.3	$64.2	$540.5	$59.5
Long-term inflows	54.8	3.1	135.8	8.1
Long-term outflows	(38.3)	(2.5)	(90.5)	(8.5)
Net long-term flows	16.5	0.6	45.3	(0.4)
Net flows in non-management fee earning AUM (a)	2.7	0.8	18.4	1.2
Total net flows	19.2	1.4	63.7	0.8
Market gains and losses	24.9	3.3	89.0	9.2
Foreign currency translation	0.9	1.1	0.1	0.5
Ending Assets	$693.3	$70.0	$693.3	$70.0

Three Months Ended September 30, 2024				Nine Months Ended September 30, 2024
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$551.0	$48.3	$113.2	$462.5	$43.5	$94.0
Long-term inflows	36.9	5.8	15.2	87.7	16.2	40.0
Long-term outflows	(25.6)	(3.7)	(11.5)	(56.9)	(12.6)	(29.5)
Net long-term flows	11.3	2.1	3.7	30.8	3.6	10.5
Net flows in non-management fee earning AUM (a)	2.1	0.5	0.9	18.1	(0.3)	1.8
Total net flows	13.4	2.6	4.6	48.9	3.3	12.3
Market gains and losses	19.3	2.1	6.8	72.5	7.1	18.6
Foreign currency translation	0.1	1.4	0.5	(0.1)	0.5	0.2
Ending Assets	$583.8	$54.4	$125.1	$583.8	$54.4	$125.1

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)Investment capabilities are descriptive groupings of AUM by investment strategy.

(c)ETFs and Index includes ETFs and Indexed Strategies; excludes Invesco QQQ Trust.
(d)Fundamental Fixed Income includes Fixed Income products, including certain ETFs managed within this capability.

(e) Fundamental Equities includes Equity products.

(f) Private Markets includes Private Credit and Real Estate investments comprised primarily of Real Estate, CLOs, Private Credit and listed real assets, including certain ETFs managed within this capability.

(g) APAC Managed includes all products managed in the APAC region, including Invesco Great Wall, APAC managed short term, money market, passive, and ETFs.

(h) Multi-Asset/Other includes Global Asset Allocation, Invesco Quantitative Strategies, Global Targeted Returns, Solutions, Intelliflo, and UITs, including certain ETFs managed within this capability.

(i) Global Liquidity is comprised mainly of Money Market funds excluding APAC Money Market funds.

(j) QQQ includes Invesco QQQ Trust.

(k) Passive AUM includes index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Supplemental Information (1)

	For the three months ended September 30, 2024			For the three months ended September 30, 2023
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,541.3	$(662.8)	$878.5	$1,287.1	$(277.2)	$1,009.9
Cash flows from operating activities	438.4	3.3	441.7	354.1	103.1	457.2
Cash flows from investing activities	27.9	(154.6)	(126.7)	66.5	(113.4)	(46.9)
Cash flows from financing activities	(409.1)	224.4	(184.7)	(125.5)	(27.7)	(153.2)
Increase/(decrease) in cash and cash equivalents	57.2	73.1	130.3	295.1	(38.0)	257.1
Foreign exchange movement on cash and cash equivalents	40.9	(4.8)	36.1	(27.1)	1.6	(25.5)
Cash and cash equivalents, end of the period	$1,639.4	$(594.5)	$1,044.9	$1,555.1	$(313.6)	$1,241.5

	For the nine months ended September 30, 2024			For the nine months ended September 30, 2023
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,931.6	$(462.4)	$1,469.2	$1,434.1	$(199.4)	$1,234.7
Cash flows from operating activities	873.1	(109.0)	764.1	586.5	227.8	814.3
Cash flows from investing activities	85.3	(180.9)	(95.6)	17.3	(189.1)	(171.8)
Cash flows from financing activities	(1,269.1)	159.5	(1,109.6)	(475.1)	(153.3)	(628.4)
Increase/(decrease) in cash and cash equivalents	(310.7)	(130.4)	(441.1)	128.7	(114.6)	14.1
Foreign exchange movement on cash and cash equivalents	18.5	(1.7)	16.8	(7.7)	0.4	(7.3)
Cash and cash equivalents, end of the period	$1,639.4	$(594.5)	$1,044.9	$1,555.1	$(313.6)	$1,241.5
			z

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions.

Invesco Ltd.
Supplemental Information(1)

	As of September 30, 2024			As of December 31, 2023
Balance Sheet information (in millions)	U.S. GAAP	Impact of CIP	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$1,044.9	$—	$1,044.9	$1,469.2	$—	$—	$1,469.2
Investments	1,128.9	396.1	1,525.0	919.1	527.4	—	1,446.5
Investments and other assets of CIP	8,012.1	(8,012.1)	—	9,016.0	(9,016.0)	—	—
Cash and cash equivalents of CIP	594.5	(594.5)	—	462.4	(462.4)	—	—
Assets held for policyholders (2)	—	—	—	393.9	—	(393.9)	—
Goodwill and intangible assets, net	14,547.1	—	14,547.1	14,539.6	—	—	14,539.6
Other assets (3)	2,175.1	11.6	2,186.7	2,133.6	18.8	—	2,152.4
Total assets	$27,502.6	$(8,198.9)	$19,303.7	$28,933.8	$(8,932.2)	$(393.9)	$19,607.7
LIABILITIES
Debt of CIP	$6,562.6	$(6,562.6)	$—	$7,121.8	$(7,121.8)	$—	$—
Other liabilities of CIP	484.1	(484.1)	—	492.1	(492.1)	—	—
Policyholder payables (2)	—	—	—	393.9	—	(393.9)	—
Debt	890.3	—	890.3	1,489.5	—	—	1,489.5
Other liabilities (4)	3,659.0	—	3,659.0	3,520.5	—	—	3,520.5
Total liabilities	$11,596.0	$(7,046.7)	$4,549.3	$13,017.8	$(7,613.9)	$(393.9)	$5,010.0
EQUITY
Total equity attributable to Invesco Ltd.	$14,754.3	$0.1	$14,754.4	$14,597.6	$0.1	$—	$14,597.7
Noncontrolling interests (5)	1,152.3	(1,152.3)	—	1,318.4	(1,318.4)	—	—
Total equity	15,906.6	(1,152.2)	14,754.4	15,916.0	(1,318.3)	—	14,597.7
Total liabilities and equity	$27,502.6	$(8,198.9)	$19,303.7	$28,933.8	$(8,932.2)	$(393.9)	$19,607.7

(1)    This table includes non-GAAP presentations. Assets of CIP are not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholders’ equity.

(2)    All policyholder assets were distributed to customers in January 2024.

(3)    Amounts include Accounts receivable, Property, equipment and software, and Other assets.

(4)     Amounts include Accrued compensation and benefits, Accounts payable and accrued expenses, and Deferred tax liabilities.

(5)    Amounts include Redeemable noncontrolling interests in consolidated entities and Equity attributable to nonredeemable noncontrolling interests in consolidated entities.